UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017  (May 1, 2017)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of DISH Network Corporation (“DISH”) approved a performance-based cash award under DISH’s 2009 Stock Incentive Plan to Mr. W. Erik Carlson, President and Chief Operating Officer of DISH (the “2017 Carlson Award”).  Mr. Carlson was a named executive officer of DISH for the year ended December 31, 2016, as reported in DISH’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2017.  The purpose of the 2017 Carlson Award is to promote DISH’s interests and the interests of DISH’s stockholders by providing Mr. Carlson with certain financial rewards upon achievement of certain specified business objectives.  The 2017 Carlson Award will vest based upon DISH’s achievement prior to December 31, 2017 of certain performance criteria determined by the Compensation Committee.  Under the 2017 Carlson Award, Mr. Carlson is eligible to receive cash payments up to $500,000 in the event that all of the goals are achieved.

On May 1, 2017, the Compensation Committee also approved a performance-based cash award under DISH’s 2009 Stock Incentive Plan to Mr. Warren W. Schlichting, Executive Vice President of Marketing, Programming and Media Sales for DISH (the “2017 Schlichting Award”).  Mr. Schlichting was a named executive officer of DISH for the year ended December 31, 2016, as reported in DISH’s Proxy Statement filed with the SEC on March 22, 2017.  The purpose of the 2017 Schlichting Award is to promote DISH’s interests and the interests of DISH’s stockholders by providing Mr. Schlichting with certain financial rewards upon achievement of certain specified business objectives.  The Schlichting Award will vest based upon DISH’s achievement prior to December 31, 2017 of certain performance criteria determined by the Compensation Committee.  Under the 2017 Schlichting Award, Mr. Schlichting is eligible to receive cash payments up to $300,000 in the event that certain thresholds for the goals are achieved, with the possibility to receive additional cash payments in the event that such thresholds are exceeded.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 1, 2017, DISH held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).

The following matters were voted upon at the Annual Meeting:

a.

The election of George R. Brokaw, James DeFranco, Cantey M. Ergen, Charles W. Ergen, Steven R. Goodbarn, Charles M. Lillis, Afshin Mohebbi, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2018 annual meeting of shareholders or until their respective successors shall be duly elected and qualified;

b.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
c.	Non-binding advisory vote on executive compensation; and
d.	Non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

The following are the final voting results for each of the items voted upon at the Annual Meeting:

				Broker
Election of directors:	For	Withheld	Abstain	Non-Votes
George R. Brokaw	2,575,656,280	7,870,327	-	10,431,686
James DeFranco	2,518,716,365	64,810,242	-	10,431,686
Cantey M. Ergen	2,515,863,410	67,663,197	-	10,431,686
Charles W. Ergen	2,542,387,429	41,139,178	-	10,431,686
Steven R. Goodbarn	2,578,697,326	4,829,281	-	10,431,686
Charles M. Lillis	2,578,272,714	5,253,893	-	10,431,686
Afshin Mohebbi	2,577,410,202	6,116,405	-	10,431,686
David K. Moskowitz	2,514,761,724	68,764,883	-	10,431,686
Tom A. Ortolf	2,576,416,776	7,109,831	-	10,431,686
Carl E. Vogel	2,483,650,495	99,876,112	-	10,431,686

Ratification of the appointment of KPMG LLP:
For				2,592,773,712
Against				1,131,157
Abstain				53,424

Non-binding advisory vote on executive compensation:
For				2,581,872,528
Against				1,500,481
Abstain				153,598
Broker Non-Votes				10,431,686

Non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation:
1 Year				135,474,525
2 Years				42,456
3 Years				2,447,804,072
Abstain				205,554
Broker Non-Votes				10,431,686

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: May 5, 2017	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary